UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2013

CBOE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street
Chicago, Illinois 60605
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (16 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (16 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (16 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (16 CFR 240.13e-4(c)

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 23, 2013, CBOE Holdings, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”).

Proposal One

At the Annual Meeting, the persons whose names are set forth below were elected as directors, constituting the entire Board of Directors of the Company. Relevant voting information for each person follows:

Director Nominee	Votes For	Withheld	Broker Non-votes
William J. Brodsky	55,929,056	864,957	18,539,048
James R. Boris	56,346,864	447,149	18,539,048
Frank E. English, Jr.	56,295,085	498,928	18,539,048
Edward J. Fitzpatrick	56,460,468	333,545	18,539,048
Janet P. Froetscher	56,311,587	482,426	18,539,048
Jill R. Goodman	55,925,685	868,328	18,539,048
Duane R. Kullberg	55,602,668	1,191,345	18,539,048
R. Eden Martin	55,701,457	1,092,556	18,539,048
Roderick A. Palmore	55,688,309	1,105,704	18,539,048
Susan M. Phillips	56,138,090	655,923	18,539,048
Samuel K. Skinner	52,370,690	4,423,323	18,539,048
Carole E. Stone	56,068,983	725,030	18,539,048
Eugene Sunshine	56,306,385	487,628	18,539,048
Edward T. Tilly	56,371,788	422,225	18,539,048

Proposal Two

The proposal for approval, in a non-binding resolution, of the compensation paid to the Company's named executive officers was approved by a vote of 54,766,698 shares voting for the proposal, 1,544,881 shares voting against the proposal, 482,434 shares abstaining from the vote on the proposal and 18,539,048 broker non-votes.

Proposal Three

The appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2013 was ratified by a vote of 73,597,847 shares voting for the proposal, 1,362,647 shares voting against the proposal and 372,567 shares abstaining from the proposal.

There were no other matters presented for a vote at the Annual Meeting.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE HOLDINGS, INC.
(Registrant)

By:	/s/ Joanne Moffic-Silver
Joanne Moffic-Silver
Executive Vice President, General Counsel and Corporate Secretary

Dated: May 24, 2013

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated May 23, 2013.